                                                                    EXHIBIT 10.2



STATE OF NORTH CAROLINA
                                                                       AGREEMENT
COUNTY OF MECKLENBURG

         THIS AGREEMENT (this "Agreement") is entered into as of February 28, 2003 by and between LANCE, INC., a North Carolina corporation (the "Company"), and RICHARD G. TUCKER ("Tucker").

                              STATEMENT OF PURPOSE
         Tucker has been employed by the Company since June 28, 1996. On November 10, 1997, the Company and Tucker entered into an Executive Severance Agreement (the "Severance Agreement"), whereby the Company provided Tucker with certain benefits. Tucker currently holds the title of Vice President.

         The Company has decided to permanently eliminate the job Tucker is performing for the Company. The Company and Tucker have entered into negotiations with a view toward resolving all issues relating to Tucker's employment with the Company and the termination of that employment.

         As a result of these negotiations, Tucker and the Company have agreed that Tucker and the Company will terminate their relationship on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the Statement of Purpose and the terms and provisions of this Agreement, the parties hereto mutually agree as follows:

         1. DEFINITIONS. Capitalized terms used in this Agreement that are not expressly defined herein but are defined in the Severance Agreement have the respective meanings given those terms in the Severance Agreement. In addition, as used herein, the following terms shall have the following meanings:

                  (a) "Affiliate" with reference to the Company means any Person that directly or indirectly is controlled by, or is under common control with, the Company, including each subsidiary of the Company. For purposes of this definition the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                  (b) "Person" means any individual, corporation, association, partnership, business trust, joint stock company, limited liability company, foundation, trust, estate or other entity or organization of whatever nature.

                  (c) "Effective Date" with reference to this Agreement means the eighth (8th) day following the execution of this Agreement, if not a Saturday, Sunday or legal holiday, and if such day is a Saturday, Sunday or legal holiday, then the first business day following such eighth (8th) day.

         2. TERMINATION OF EMPLOYMENT; RESIGNATION FROM OFFICES. As the result of the permanent elimination of his job, the Company does hereby terminate Tucker's employment, with said termination to be effective as of March 28, 2003 (the "Termination Date"). Tucker will remain on the payroll through March 28, 2003 and will be considered during the period March 1, 2003 to March 28, 2003 as being on vacation, and in such connection will have no duties or responsibilities except to consult from time to time with Company officials regarding the transfer of his responsibilities to others. As requested by the Company, Tucker hereby resigns from all offices, directorships, committees and positions he holds with the Company and its Affiliates, including but not limited to, Vice President of the Company and President of Lance Company, with said resignation to be effective as of February 28, 2003. If requested by the Company, Tucker will execute any additional resignation letters, forms or other documents that acknowledge his resignation from such employment, positions, committees and offices.

         3. PAYMENTS BY THE COMPANY. The Company agrees to pay or provide Tucker with the following:

                  (a) Compensation and benefits to which Tucker is otherwise entitled as an employee of the Company at Tucker's current rate and status through March 28, 2003, in accordance with the Company's generally applicable policies and procedures (payment for the period March 1, 2003 through March 28, 2003 shall be treated as vacation pay and shall exhaust Tucker's accrued vacation entitlement);

                  (b) Compensation and benefits to which Tucker is otherwise entitled under the Severance Agreement in accordance with the terms of the Severance Agreement. For purposes hereof, the Company acknowledges and agrees that Tucker shall be considered to have been involuntarily terminated Without Cause, and shall be due all payments and benefits set forth in paragraph 4 of the Severance Agreement. The parties agree that Tucker is entitled to be paid $388,888 under Paragraph 4(a) of the Severance Agreement, that the payments described in Paragraph 3(a) hereof satisfy the obligations described in Paragraph 4(b) of the Severance Agreement and that Tucker is entitled to receive under Paragraph 4(c) of the Severance Agreement the greater of (i) $35,802 or (ii) the actual bonus earned through the Termination Date. While it is not obligated to make any payment under Paragraph 4(c) of the Severance Agreement at this time, the Company agrees to pay Tucker $35,802 within thirty (30) days after the Effective Date. If a larger amount is determined to be due under Paragraph 4(c) of the Severance Agreement, the Company will pay the difference between the amount paid and the amount due at the same time as payments are made to the Company's other employees under the Company's Annual Corporate Performance Incentive Plan for Officers.

                  (c) Possession of the Company automobile used by Tucker in connection with his employment together with conveyance of title to said automobile promptly following the Effective Date of this Agreement;

                  (d) Health benefits for Tucker under the Company's group medical plan until the earlier of (a) the date Tucker becomes eligible for coverage under another employer's plan, (b) his death or (c) March 28, 2004. During this period, Tucker will be required to pay those amounts the Company's employees are customarily required to pay from time to time for such coverage and will be entitled to obtain at his expense optional family/dependent medical coverage under the Company's group medical plan. After March 28, 2004, Tucker may continue his coverage to the extent (if any) and in the manner provided by the "COBRA" provisions of federal law.

                  (e) Tucker has participated in various Company sponsored benefit plans including the Profit-Sharing Retirement, 401-(k), Employee Stock Purchase and Incentive Equity plans. Tucker's vested interest in these plans shall be paid when and as provided in, and otherwise subject to, the terms, provisions and conditions of said plans, and nothing in this Agreement shall modify or override the terms, provisions or conditions of those plans.

                  (f) The Company will provide Tucker, at no expense to him, outplacement services through Manchester Services or another provider selected by the Company for a period of up to six months (or longer in the Company's sole discretion) at a cost not to exceed $12,500.

                  (g)      In consideration for the non-competition covenant in
                           Section 7 hereof, Lance agrees to pay Tucker the sum of $40,000. No withholdings for income or employment taxes shall be made from the amount paid pursuant to this Section 3(g).

         4. TERMINATION OF THE COMPENSATION AND BENEFITS ASSURANCE AGREEMENT AND ALL OTHER BENEFITS NOT SPECIFIED IN THIS AGREEMENT. On November 10, 1997, Tucker and the Company entered into a Compensation and Benefits Assurance Agreement that was intended to provide Tucker with certain compensation and benefits in the event of the termination of his employment under certain specified circumstances in connection with a Change in Control, as defined in the Compensation and Benefits Assurance Agreement. It is agreed that this Agreement is not being entered into in connection with a Change in Control, that Tucker is not entitled to receive any compensation or benefits under the Compensation and Benefits Assurance Agreement, that the Compensation and Benefits Assurance Agreement is hereby terminated and that neither party has any further rights and obligations thereunder. The Company and Tucker acknowledge and agree that all other benefits and perquisites related to or resulting from Tucker's employment and positions with the Company and its Affiliates, which are not described and provided for in this Agreement, terminate on the Effective Date, and that the Company has no further obligations with respect thereto.

         5. CONFIDENTIAL INFORMATION AND COMPANY PROPERTY. Tucker acknowledges that by reason of Tucker's employment by the Company, Tucker has had access to certain Company "Trade Secrets" (as defined in the North Carolina Trade Secrets Protection Act, N.C.G.S. ss.66-152) and confidential product formulations (collectively "Confidential Information"). Tucker agrees that he shall not directly or indirectly use, reveal, disclose or remove from the Company's premises Confidential Information or material containing Confidential Information, without the prior written consent of the Company. In addition, Tucker agrees that he will turn over and return to the Company no later than March 28, 2003 all property whatsoever of the Company now in his possession (including keys and credit cards).

         6. EMPLOYMENT TAXES AND WITHHOLDINGS. Tucker acknowledges and agrees that the Company shall withhold from the payments and benefits described in this Agreement all taxes, including income and employment taxes, required to be so deducted or withheld under applicable law.

         7. NON-COMPETITION. Tucker agrees that in consideration of the payments and benefits described in Paragraphs 3(c), (d), (f) and (g) and the accelerated payment of amounts under Paragraph 4(c) of the Severance Agreement, he will not during the period March 28, 2003 through July 31, 2003, become employed by, perform services for or consult with the following corporations, their subsidiaries or affiliates which are involved in the manufacture of sandwich crackers or snack foods, or their successors or assigns: Bake-Line Products, Inc.; Ralcorp Holdings, Inc. and Tom's Foods Inc.

         8. RELEASE OF THE COMPANY. Tucker, on behalf of himself and his heirs, personal representatives, successors and assigns, hereby releases and forever discharges the Company and its Affiliates, and each and every one of their respective present and former shareholders, directors, officers, employees and agents, and each of their respective successors and assigns, from and against any and all claims, demands, actions, causes of action, damages, costs and expenses, including without limitation all "Employment-Related Claims," which Tucker now has or may have by reason of any thing occurring, done or omitted to be done to the date of this Agreement; provided, however, this release shall not apply to any claims that Tucker may have for the payments or benefits expressly provided for Tucker or otherwise specifically referred to in this Agreement. For purposes of this Agreement, "Employment-Related Claims" means all rights and claims Tucker has or may have:

                  (i) related to his employment by or status as an employee of the Company or any of its Affiliates or the termination of that employment or status or to any employment practices and policies of the Company, or its Affiliates; or

                  (ii) under the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA").

         9. SPECIAL ADEA WAIVER ACKNOWLEDGEMENTS. TUCKER ACKNOWLEDGES AND AGREES THAT HE HAS READ THIS AGREEMENT IN ITS ENTIRETY AND THAT THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND

UNKNOWN CLAIMS, INCLUDING RIGHTS AND CLAIMS ARISING UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED ("ADEA"). TUCKER FURTHER ACKNOWLEDGES AND AGREES THAT:

                  (a) THIS AGREEMENT DOES NOT RELEASE, WAIVE OR DISCHARGE ANY RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE DATE OF THIS AGREEMENT;

                  (b) HE IS ENTERING INTO THIS AGREEMENT AND RELEASING, WAIVING AND DISCHARGING RIGHTS OR CLAIMS ONLY IN EXCHANGE FOR CONSIDERATION THAT HE IS NOT ALREADY ENTITLED TO RECEIVE;

                  (c) HE HAS BEEN ADVISED, AND IS BEING ADVISED IN THIS AGREEMENT, TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS AGREEMENT;

                  (d) HE HAS BEEN ADVISED, AND IS BEING ADVISED IN THIS AGREEMENT, THAT HE HAS UP TO TWENTY-ONE DAYS (21) DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT AND THAT IF HE EXECUTES THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE TWENTY-ONE (21) DAY PERIOD, THEN HE EXPRESSLY WAIVES HIS RIGHTS WITH RESPECT TO THE REMAINING TIME, AND THAT THE AGREEMENT WILL BECOME EFFECTIVE THE EIGHTH DAY AFTER HE SIGNS IT AS REFERENCED IN PARAGRAPH 9 (e) BELOW; AND

                  (e) HE IS AWARE THAT HE MAY REVOKE THIS AGREEMENT AT ANY TIME WITHIN SEVEN (7) DAYS AFTER THE DAY HE SIGNS THIS AGREEMENT AND THAT THIS AGREEMENT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE EIGHTH DAY AFTER THE DATE THIS AGREEMENT IS SIGNED, ON WHICH DAY, THE EFFECTIVE DATE, THIS AGREEMENT WILL AUTOMATICALLY BECOME EFFECTIVE UNLESS PREVIOUSLY REVOKED WITHIN THAT SEVEN-DAY PERIOD. HE IS ALSO AWARE THAT TO AFFECT A REVOCATION, HE MAY, WITHIN THE SEVEN-DAY PERIOD DELIVER (OR CAUSE TO BE DELIVERED) TO THE PRINCIPAL OFFICE OF THE COMPANY NOTICE OF HIS REVOCATION OF THIS AGREEMENT NO LATER THAN 5:00 P.M. EASTERN TIME ON THE SEVENTH (7TH) DAY FOLLOWING HIS EXECUTION OF THIS AGREEMENT.

         10. EXTENSION OF STOCK OPTIONS. Notwithstanding any provisions to the contrary in any Nonqualified Stock Option Agreement between the Company and Tucker, Tucker shall be permitted to exercise, at any time between April 30, 2003 and the close of business on May 28, 2003, any exercisable stock option which becomes exercisable prior to March 29, 2003.

         11. CONFIDENTIALITY OF THIS AGREEMENT; EMPLOYMENT REFERENCE. Tucker shall not at any time, directly or indirectly, discuss with or disclose to anyone (other than to members of his immediate family, his attorney, his tax advisors and the appropriate taxing authorities or as otherwise required by law, hereinafter "Qualified Persons") the terms of this Agreement, including the amounts payable hereunder. Tucker further agrees that he shall not discuss with anyone other than Qualified Persons the circumstances surrounding the termination of his employment. If any person asks Tucker about the above matters, he will simply say that he resigned from the Company and all issues relating to his employment have been resolved. Tucker further agrees that for a period of five years from the Effective Date, he will refrain from making derogatory comments about the Company or its agents or affiliates to the Company's customers, suppliers or employees. The Company agrees that for a period of five years from the Effective Date, the Company and its officers will likewise refrain from making derogatory comments about Tucker to the Company's customers, suppliers or employees. The Company further agrees that if any person makes inquiry concerning Tucker, the Company will advise such person only as to the dates of Tucker's employment with the Company, the positions held and that he voluntarily resigned from the Company.

         12. APPLICABLE LAW. This Agreement is made and executed with the intention that the construction, interpretation and validity hereof shall be determined in accordance with and governed by the laws of the State of North Carolina.

         13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns. This Agreement shall be binding upon and inure to the benefit of Tucker, his heirs, executors and administrators.

         14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels all prior or contemporaneous oral or written agreements and understandings between them with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officers and its corporate seal to be hereunto affixed, and Tucker has hereunto set his hand and seal, all as of the day and year first above written.

                                            LANCE, INC.

[CORPORATE SEAL]

ATTEST:                                     By /s/ E. D. Leake
                                               ---------------------------------
                                               Vice President

/s/ B. Clyde Preslar
-----------------------------------
Secretary

                                               /s/ Richard G. Tucker      [SEAL]
                                               ---------------------------------
                                               Richard G. Tucker